ARTICLES OF INCORPORATION
       OF
Proguard Acquisition Corp.

I, the undersigned, being of legal age and a natural person, do hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a Corporation under the laws of the State of Florida

ARTICLE I

The name and initial address of this Corporation shall be:

Proguard Acquisition Corp.
3040 East Corporation Boulevard
Ft. Lauderdale, Florida 33308

ARTICLE II

The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

ARTICLE III
CAPITALIZATION

(a) Authorized Shares.   The aggregate number of shares which the
corporation shall have the authority to issue if Fifty Five Million
(55,000,000 shares).   Fifty Million (50,000,000) shares shall be
designated "Common Stock", and shall have a par value of $.001   Five
Million (5,000,000) shares shall be designated "Preferred Stock", and shall have a par value of $.001 per share, and shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

(b) Consideration for Shares.   All shares of Common Stock and
Preferred Stock shall be issued by the corporation for cash, property or services actually performed, for no less than the par value of $.001
for Common Stock and $.001 for Preferr4ed Stock.   All shares shall be
fully paid and non-assessable.

(c)   Issuance of Preferred Stock.   The Preferred Stock authorized by
this Certificate of Incorporation may be issued from time to time in
series,.   The Board of Directors of the corporation is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter
issued such stock from time to time.   The Board of Directors is also
authorized to allow for conversion of the Preferred Stock to Common Stock under terms and conditions as determined by the Board of Directors.

(d) Dividends.   Dividends in cash, property or share of the
corporation may be paid upon the Common and Preferred Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent, and in the manner permitted by law.

(e) Voting Rights & Cumulative Voting.   Each outstanding share of
Common Stock shall be entitled to one vote, and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. The voting rights of Preferred Stock, if any, shall be established by the Board of Directors
at the time such stock is issued in series.   Cumulative voting shall
not be allowed in the election of directors of the corporation.

(f) Denial of Preemptive Rights.   No holder of any shares of the
corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

(g) Dissolution or Liquidation.   Upon any dissolution or liquidation,
whether voluntary or involuntary, the holders of preferred shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, the sum initially paid per share and a further amount equal to any dividend thereon declared and unpaid to the date of such distribution, before any payment shall be made or
any assets distributed to the common stock shareholders.   Upon any
dissolution or liquidation, whether voluntary or involuntary, if the assets thus distributed among the holders of preferred shares are insufficient to permit the payment to such shareholder of the full preferential amounts, the holders of common shares shall be entitled to
receive ratably all the remaining assets.   A merger or consolidation
of this corporation with or into any other corporation or corporations shall not be deemed to be a dissolution or liquidation within the meaning of this provision.

ARTICLE IV

This Corporation shall commence its existence immediately upon the filing of these Articles of Incorporation and shall exist perpetually thereafter, unless sooner liquidated or dissolved according to law.

ARTICLE V

The initial registered office of this corporation shall be located at 3040 East Commercial Blvd., Ft. Lauderdale, Florida 33308, with the privilege of having its office and branch offices at other places
within or without the State of Florida.   The initial registered agent
at that address shall be Ricardo Rivera.

ARTICLE VI - POWERS

The Corporation shall have all of the corporate powers enumerated under Florida law.

ARTICLES VII - DIRECTOR-CONFLICTS OF INTERST

No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

A director of the Corporation may transact business, borrow, lend or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

ARTICE VIII - NO ANTI-TAKEOVER LAW GOVERANCE

The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.

ARTICLE IX - INDEMNIFICATION

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE X - FISCAL YEAR

The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

ARTICLE XI - NUMBER OF DIRECTORS

The Corporation shall have such number of Directors as may be determined from time to time as provided by the BY-Laws of the Company, be never less than one (1).

ARTICLE XII

The name and address of the directors of the corporation who shall hold office for the first year or until his successor(s) is duly elected and qualified, shall be:

Frank Bauer, 3040 E. Commercial Blvd., Ft. Lauderdale, FL 33308
Norman Becker, 3040 E. Commercial Blvd., Ft. Lauderdale, FL 33308
Ricardo Rivera, 3040 E. Commercial Blvd., Ft. Lauderdale, FL 33308

ARTICLE XIII

The name and address of the incorporator is:

Ricardo Rivera, 3040 E. Commercial Blvd., Ft. Lauderdale, FL 33308

ARTICLE XIV

The private property of the stockholders shall not be subject to payment of the corporate debts to any extent.

ARTICLE XV - BY-LAWS

The By-Laws of this Corporation shall be adopted by the Board of
Directors.   The By-Laws may be repealed or amended and new By-Laws may be adopted by either the Board of Directors or the Shareholders.

IN WITNESS WHEREOF, I, the undersigned being the incorporator hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Florida under the laws of Florida, make and file these Articles of Incorporation, hereby certifying and declaring that the facts stated herein are true, and hereunto set my hand and seal this 5th day of June, 2004.


/s/Ricardo Rivera
---------------------
Ricardo Rivera
Incorporator


CERTIFICATE DESIGNATING PLACE OF BUSINESS OR CODICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

In compliance with the laws of the State of Florida, the following is submitted:

1. Proguard Acquisition Corp., desiring to organize under the laws of the State of Florida, has name Ricardo Rivera its statutory registered agent.

Having been named the statutory agent of the above-named Corporation at the place designated in this certificate, I hereby accept the same and agree to act in this capacity, and agree to comply with the provisions of Florida law relative to keeping the registered office open.

/s/Ricardo Rivera
Registered Agent

Dated this 7th day of June, 2004.

STATE OF FLORIDA  )
                  )ss.
COUNTY OF BROWARD )

The foregoing instrument was acknowledged before me on this 7th day of June 2004, by Ricardo Rivera as Incorporator and as Registered Agent of Proguard Acquisition, Inc. on behalf of the Corporation.

SWORN AND SUBSCRIBED BEFORE ME Ricardo Rivera did personally appear

S personally know to me
Produced the following identification:

/s/Susan M. Masayia
---------------------
Notary Public

My commission expires:  12/25/2006